UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2008

PCMT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-141211 (Commission File Number)	98-0511645 (IRS Employer Identification No.)

4 Nafcha Street
Jerusalem, Israel
(Address of Principal Executive Offices, Zip Code)

+972-2-500-1128
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2008, PCMT Corporation (the “Registrant”), Suspect Detection Systems, Ltd., an Israeli corporation (“SDS”), Shabtai Shoval, a major shareholder of SDS and its chief executive officer, and all of the remaining shareholders of SDS (collectively, the “Sellers”) executed a stock purchase agreement (the “Agreement”). Pursuant to the Agreement, at closing (the “Closing Date”) the Registrant will issue (i) 21,768,032 shares (the “Consideration Shares”) of its common stock, $0.0001 par value (the “Common Stock”), to the Sellers in exchange for all of the issued and outstanding share capital of SDS, and (ii) options (the “Registrant Options”) to purchase 6,831,968 shares of Common Stock (the “Underlying Shares”), at an exercise price of $0.0001per share at any time on or before the tenth anniversary of issuance of the Registrant Options, to the holders (the “SDS Optionees”) of options to purchase shares in SDS. On the Closing Date SDS will become a wholly-owned subsidiary of the Registrant.

The Consideration Shares and the Underlying Shares (collectively the “Closing Consideration”) are intended to represent 31% of the Net Number of Common Stock. The Net Number of Common Stock comprises (i) all of the issued and outstanding shares of Common Stock, excluding the Escrowed Shares (defined below), on the earlier of (x) the date (the “Investment Target Achievement Date”) on which the aggregate amount of subscriptions for the Registrant’s securities since October 2, 2007 equals or exceeds $1.5 million (the “Investment Target”), and (y) December 1, 2008 (the “Investment Target Cut-Off Date”), plus (ii) all of the shares of Common Stock in excess of 500,000 shares that are issuable upon exercise of options, warrants or pre-emptive rights granted by the Registrant after the date of the Agreement and on or before the earlier of the Investment Target Achievement Date and the Investment Target Cut-Off Date (the earlier of the Investment Target Achievement Date and the Investment Target Cut-Off Date is referred to hereinafter as the “Break Date”).

In the event that the Closing Consideration represents less that 31% of the Net Number of Common Stock on the Break Date, the Registrant shall issue and deliver additional shares of Common Stock to the Sellers on a pro-rata basis (the “Additional Shares”), and the number of Underlying Shares that are issuable upon exercise of the Registrant Options will be automatically increased on a pro-rata basis (the difference between the number of Underlying Shares before and after this automatic increase is referred to hereinafter as the “Additional Underlying Shares”), so that the aggregate of the Closing Consideration, the Additional Shares and the Additional Underlying Shares shall represent 31% of the Net Number of Common Stock on the Break Date.

On the Closing Date, Yosef Nachum Bernstein, a director and major shareholder of the Registrant, will deposit 7 million shares of Common Stock in escrow (the “Escrowed Shares”), pursuant to an escrow agreement between the Registrant, Mr. Shoval, the Sellers and the escrow agent (the “Escrow Agreement”). If the Investment Target is achieved on or before the Investment Target Cut-Off Date, the Escrowed Shares shall be cancelled and returned to the Registrant’s treasury. If the Investment Target is not achieved on or before the Investment Target Cut-Off Date, a portion of the Escrowed Shares will be released from escrow and allocated to the Sellers on a pro-rata basis, and the number of Underlying Shares that are issuable upon exercise of the Registrant Options will be automatically increased on a pro-rata basis. Any Escrowed Shares not allocated to the Sellers or utilized to increase the number of Underlying Shares will be cancelled and returned to the Registrant’s treasury.

Pursuant to the Agreement, on the Closing Date Mr. Shoval shall be appointed to serve as the Registrant’s chief executive officer for a term of three years. Mr. Shoval founded SDS and he has over 15 years of experience as a senior executive in the electronics and telecommunications industries. From 1999 to 2004 Mr. Shoval served as the chief executive officer of the TVGate division of Comverse Technology, Inc., a developer of software and related services for multimedia communication and information processing applications. From 1995 to 1998 Mr. Shoval served as vice president of Telrad Holdings Ltd., a subsidiary of Koor Industries Ltd. Mr. Shoval has also served as the president of the Israeli Cable TV Association and as a director of numerous privately held companies involved in the electronics and telecommunications industries, including Exalink Ltd. and Algorithmic Research Ltd.

The transactions contemplated by the Agreement will be consummated following the satisfaction or waiver of customary closing conditions including, without limitation, the preparation of the requisite financial statements, the execution of Mr. Shoval’s employment agreement and receipt of pre-rulings from the tax authorities of the Israeli government by Mr. Shoval, the Sellers and the SDS Optionees.

The foregoing description of the Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Section 3 - Securities and Trading Market

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is incorporated by reference into this Item 3.02.

The Consideration Shares will be issued, and upon exercise of the Registrant Options the Underlying Shares will be issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act, Regulation D and Regulation S thereunder. The Sellers and the SDS Optionees will make customary representations regarding their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 5.02.

(b) On April 30, 2008 the resignation of Mr. Bernstein as the Registrant’s secretary become effective, and Asher Zwebner was appointed to serve as the Registrant’s chief executive officer on an interim basis. On May 5, 2008 the resignation of Nachman Shlomo Cohen as the Registrant’s president became effective.

On April 30, 2008 the resignation of Mr. Cohen as a director of the Registrant became effective, and Asher Zwebner was appointed to serve as a new director of the Registrant, to serve until the next meeting of the Registrant’s shareholders and until his successor is elected and duly qualified. Ten days following the mailing by Registrant of an Information Statement on Schedule 14F-1 to all holders of record of securities of the Registrant who would be entitled to vote at a meeting for the election of the Registrant’s directors, and Registrant’s filing of such Information Statement with the Securities and Exchange Commission pursuant to the requirements of Rule 14f-1 of the Securities Exchange Act of 1934, as amended, the resignation of Yosef Nachum Bernstein as a director of the Registrant shall become effective.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

No.	Description

10.6	Stock Purchase Agreement, dated April 30, 2008, among the PCMT Corporation, Suspect Detection Systems Ltd., Shabtai Shoval and the shareholders of Suspect Detection Systems Ltd. listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCMT CORPORATION By: /s/ Asher Zwebner Name: Asher Zwebner Title: Chief Executive Officer and Chief Financial Officer

Date: May 6, 2008